Exhibit 99.1

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS SECOND QUARTER 2013

FINANCIAL RESULTS

•	Second quarter revenue of $378 million, up 14 percent year-over-year, or up 18 percent year-over-year adjusted for ADS divestiture

•

Second quarter GAAP net income of $62 million, up 40 percent year-over-year, or $0.34 per diluted share, up 42 percent year-over-year (includes $9 million, or $0.05 per diluted share, depreciation benefit)

•

Second quarter non-GAAP net income* of $84 million, up 25 percent year-over-year, or $0.46 per diluted share, up 24 percent year-over-year (includes $9 million, or $0.05 per diluted share, depreciation benefit)

CAMBRIDGE, Mass. – July 24, 2013 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the second quarter ended June 30, 2013. Revenue for the second quarter of 2013 was $378 million, a 14 percent increase over second quarter 2012 revenue of $331 million, or up 18 percent adjusted for the Advertising Decision Solutions (ADS) divestiture.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the second quarter of 2013 was $62 million, or $0.34 per diluted share, a 13 percent decrease from the prior quarter’s GAAP net income of $71 million, or $0.39 per diluted share, and a 40 percent increase over second quarter 2012 GAAP net income of $44 million, or $0.24 per diluted share.

The Company generated non-GAAP net income* of $84 million, or $0.46 per diluted share, in the second quarter of 2013, a 10 percent decrease from the prior quarter’s non-GAAP net income of $93 million, or $0.51 per diluted share, and a 25 percent increase over second quarter 2012 non-GAAP net income of $67 million, or $0.37 per diluted share.

Both GAAP and non-GAAP net income results for the second quarter of 2013 include a $9 million, or $0.05 per diluted share, benefit from the change in our depreciation methodology effective on January 1, 2013.

“Akamai delivered a strong second quarter, achieving the high end of our guidance range for both the top and bottom line,” said Tom Leighton, CEO of Akamai. “We were especially pleased with the strong growth in our performance and security solutions, and we continue to invest in both sales capacity and innovation in an effort to drive further growth in this important area.”

Adjusted EBITDA* for the second quarter of 2013 was $166 million, in line with the prior quarter, and up from $143 million in the second quarter of 2012. Adjusted EBITDA margin* for the second quarter of 2013 was 44 percent, down a point from the prior quarter and up a point from the same period last year.

Cash from operations for the second quarter of 2013 was $130 million, or 34 percent of revenue. At the end of the second quarter of 2013, the Company had over $1.1 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 20 percent and 29 percent, respectively, of revenue for the second quarter of 2013.

Share Repurchase Program

During the second quarter of 2013, under a share repurchase program that was extended by the Board of Directors in February 2013, the Company spent approximately $42.5 million repurchasing 1.1 million shares of its common stock, at an average price of just over $39 per share. The Company has $77 million remaining on its current authorization, which runs through January 31, 2014.

The Company had approximately 178 million shares of common stock outstanding as of June 30, 2013.

(*See Use of Non-GAAP Financial Measures below for definitions.)

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-788-0542 (or 1-857-350-1680 for international calls) and using passcode No. 59331581. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 71794732.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Jun. 30, 2013	Dec. 31, 2012
Assets
Cash and cash equivalents	$204,865	$201,989
Marketable securities	326,077	235,592
Accounts receivable, net	237,286	218,777
Deferred income tax assets, current portion	20,422	20,422
Prepaid expenses and other current assets	70,734	51,604

Current assets	859,384	728,384
Marketable securities	587,470	657,659
Property and equipment, net	405,653	345,091
Goodwill and acquired intangible assets, net	797,949	815,879
Other assets	60,287	39,811
Deferred income tax assets, net	14,527	13,803

Total assets	$2,725,270	$2,600,627

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$193,596	$176,378
Other current liabilities	32,978	26,566

Current liabilities	226,574	202,944
Other liabilities	50,823	51,929

Total liabilities	277,397	254,873
Stockholders’ equity	2,447,873	2,345,754

Total liabilities and stockholders’ equity	$2,725,270	$2,600,627

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012

Revenues	$378,106	$368,046	$331,306	$746,152	$650,754

Costs and operating expenses:
Cost of revenues * +	124,705	120,392	131,260	245,097	256,185
Research and development *	20,597	21,905	17,542	42,502	35,022
Sales and marketing *	67,825	62,690	56,480	130,515	105,475
General and administrative * +	61,351	55,380	53,596	116,731	105,238
Amortization of acquired intangible assets	5,734	6,060	5,463	11,794	10,230
Restructuring charges (benefits)	391	431	(46)	822	14

Total costs and operating expenses	280,603	266,858	264,295	547,461	512,164

Operating income	97,503	101,188	67,011	198,691	138,590

Interest income, net	1,477	1,608	1,626	3,085	3,272
Other income (expense), net	341	(132)	1,131	209	690

Income before provision for income taxes	99,321	102,664	69,768	201,985	142,552
Provision for income taxes	37,426	31,177	25,529	68,603	55,086

Net income	$61,895	$71,487	$44,239	$133,382	$87,466

Net income per share:
Basic	$0.35	$0.40	$0.25	$0.75	$0.49
Diluted	$0.34	$0.39	$0.24	$0.73	$0.48

Shares used in per share calculations:
Basic	177,891	177,899	178,547	177,895	178,333
Diluted	181,388	181,562	181,817	181,475	182,080

*	Includes stock-based compensation (see supplemental table for figures)
+	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Six months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012
Cash flows from operating activities:
Net income	$61,895	$71,487	$44,239	$133,382	$87,466

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,126	42,375	50,112	86,501	95,746
Stock-based compensation	24,801	22,931	25,621	47,732	46,545
Excess tax benefits from stock-based compensation	(5,503)	(4,119)	(1,635)	(9,622)	(15,049)
Loss (gain) on investments and disposal of property and equipment, net	380	(71)	(107)	309	(204)
Gain on divestiture of a business, net	—	(1,188)	—	(1,188)	—
Unrealized gain on convertible note receivable	(1,093)	—	—	(1,093)	—
Provision for doubtful accounts	879	320	(86)	1,199	284
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(6,848)	(28,355)	7,803	(35,203)	6,387
Prepaid expenses and other current assets	(5,071)	(14,035)	4,663	(19,106)	8,972
Accounts payable, accrued expenses and other current liabilities	17,473	7,838	15,939	25,311	10,141
Accrued restructuring	(112)	(111)	(725)	(223)	(2,869)
Deferred revenue	(1,613)	8,225	2,667	6,612	4,141
Other noncurrent assets and liabilities	408	(2,257)	1,061	(1,849)	495

Net cash provided by operating activities	129,722	103,040	149,552	232,762	242,055

Cash flows from investing activities:
Cash paid for acquired businesses, net of cash received	80	—	—	80	(291,638)
Purchases of property and equipment and capitalization of internal-use software costs	(72,498)	(63,476)	(55,539)	(135,974)	(98,883)
Proceeds from sales and maturities of short- and long-term marketable securities	165,513	121,680	134,171	287,193	251,585
Purchases of short- and long-term marketable securities	(164,525)	(145,350)	(135,845)	(309,875)	(416,494)
Proceeds from the sale of property and equipment	166	260	2	426	12

Net cash used in investing activities	(71,264)	(86,886)	(57,211)	(158,150)	(555,418)

Cash flows from financing activities:

Proceeds from the issuance of common stock under stock option and employee stock purchase plans	24,855	3,195	15,491	28,050	22,569
Excess tax benefits from stock-based compensation	5,503	4,119	1,635	9,622	15,049
Taxes paid related to net share settlement of equity awards	(3,810)	(17,315)	(2,541)	(21,125)	(24,196)
Repurchase of common stock	(42,504)	(40,278)	(67,213)	(82,782)	(75,126)

Net cash used in financing activities	(15,956)	(50,279)	(52,628)	(66,235)	(61,704)

Effects of exchange rate changes on cash and cash equivalents	(2,912)	(2,589)	(1,441)	(5,501)	(1,134)

Net increase (decrease) in cash and cash equivalents	39,590	(36,714)	38,272	2,876	(376,201)
Cash and cash equivalents, beginning of period	165,275	201,989	144,724	201,989	559,197

Cash and cash equivalents, end of period	$204,865	$165,275	$182,996	$204,865	$182,996

Reconciliation of GAAP net income to non-GAAP net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012

Net income	$61,895	$71,487	$44,239	$133,382	$87,466

Amortization of acquired intangible assets	5,734	6,060	5,463	11,794	10,230
Stock-based compensation	24,801	22,931	25,621	47,732	46,545
Amortization of capitalized stock-based compensation	1,978	1,901	1,939	3,879	3,694
Acquisition related costs	31	337	376	368	4,828
Restructuring charges (benefits)	391	431	(46)	822	14
Gain and other activity related to divestiture of a business, net	(1,093)	(1,188)	—	(2,281)	—
Income tax-effect of above non-GAAP adjustments	(9,726)	(8,726)	(10,444)	(18,452)	(20,333)

Total non-GAAP net income:	84,011	93,233	67,148	177,244	132,444

Interest income, net	(1,477)	(1,608)	(1,626)	(3,085)	(3,272)
Provision for GAAP income taxes	37,426	31,177	25,529	68,603	55,086
Income tax-effect of above non-GAAP adjustments	9,726	8,726	10,444	18,452	20,333
Depreciation and amortization	36,414	34,414	42,710	70,828	81,822
Other (income) expense, net	(341)	132	(1,131)	(209)	(690)

Total Adjusted EBITDA:	$165,759	$166,074	$143,074	$331,833	$285,723

Adjusted EBITDA Margin	44%	45%	43%	44%	44%

Non-GAAP net income per share:
Basic	$0.47	$0.52	$0.38	$1.00	$0.74
Diluted	$0.46	$0.51	$0.37	$0.98	$0.73

Shares used in non-GAAP per share calculations:
Basic	177,891	177,899	178,547	177,895	178,333
Diluted	181,388	181,562	181,817	181,475	182,080

Supplemental Financial Data

(amounts in thousands, except end of period statistics)

	Three Months Ended			Six Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012
Stock-based compensation:
Cost of revenues	$2,718	$2,627	$3,064	$5,345	$5,770
Research and development	3,867	4,369	4,901	8,236	8,831
Sales and marketing	9,799	9,431	8,814	19,230	16,925
General and administrative	8,417	6,504	8,842	14,921	15,019

Total stock-based compensation	$24,801	$22,931	$25,621	$47,732	$46,545

Depreciation and amortization:
Network-related depreciation	$30,299	$28,920	$37,989	$59,219	$72,594
Capitalized stock-based compensation amortization	1,978	1,901	1,939	3,879	3,694
Other depreciation and amortization	6,115	5,494	4,721	11,609	9,228
Amortization of acquired intangible assets	5,734	6,060	5,463	11,794	10,230

Total depreciation and amortization	$44,126	$42,375	$50,112	$86,501	$95,746

Capital expenditures:
Purchases of property and equipment	$54,369	$46,478	$42,188	$100,847	$72,621
Capitalized internal-use software	18,129	16,998	13,351	35,127	26,262

Capital expenditures, excluding stock-based compensation	72,498	63,476	55,539	135,974	98,883
Capitalized stock-based compensation	3,245	2,938	1,835	6,183	4,133

Total capital expenditures *	$75,743	$66,414	$57,374	$142,157	$103,016

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$35,978	$(12,806)	$39,725	$23,172	$(211,510)

End of period statistics:
Number of employees	3,453	3,207	2,654
Number of deployed servers	137,788	132,442	115,008

*	See Use of Non-GAAP Financial Measures below for definition

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai’s financial performance. These non-GAAP financial measures are non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of the Company’s ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the Company’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the

Company’s financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai’s website.

The non-GAAP adjustments, and Akamai’s basis for excluding them from non-GAAP financial measures, are outlined below:

•

Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions the Company has made. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition. Therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•

Stock-based compensation and Amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation to Akamai’s employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of the Company’s current financial results to previous and future periods difficult to interpret. Therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of the Company’s core business performance and to be consistent with the way the investors evaluate its performance and comparison of its operating results to peer companies.

•

Restructuring charges (benefits) – Akamai has incurred restructuring charges and benefits, included in its GAAP financial statements, primarily due to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items when evaluating its continuing business performance as such items are not consistently recurring and not do reflect expected future operating expense, nor provide meaningful evaluation of current and past operations of its business.

•

Acquisition related costs (benefits) – Acquisition related costs and benefits include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to the Company’s initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition related costs and benefits. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition related costs and benefits to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies because such amounts vary significantly based on magnitude of its acquisition transactions.

•

Gain and other activity related to divestiture of a business – Akamai recognized gains associated with the divestiture of its Advertising Decision Solutions business. In addition, subsequent adjustments to the fair value of the convertible note receivable received in the transaction are included as other activity related to the divestiture of its Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business because sales of this nature occur infrequently and are not considered part of the Company’s core business operations.

•	Income tax-effect of non-GAAP adjustments – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows the Company to more properly reflect the income attributable to its core operations.

Akamai’s definitions of its non-GAAP financial measures are outlined below:

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges and benefits; acquisition related costs and benefits; certain gains and losses on investments; gains, losses and other activity related to divestiture of a business; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Adjusted EBITDA – GAAP net income excluding the following items: interest; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges and benefits; acquisition related costs and benefits; certain gains and losses on investments; gains, losses and other activity related to divestitures of a business; foreign exchange gains and losses; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA as a percentage of revenues.

Capital expenditures (Capex) – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai’s services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.